UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

PUBLIC STORAGE
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 5, 2011, at which four proposals were submitted to, and approved by, our shareholders. The proposals are described in detail in our proxy statement for the 2011 Annual Meeting filed with the Securities and Exchange Commission on March 25, 2011. The final results for the votes for each proposal are set forth below.

1.
Our shareholders elected nine trustees to our Board of Trustees, to hold office until the 2012 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

	Total Votes
Name	Total Votes For	Total Votes Withheld	Broker Nonvotes
B. Wayne Hughes	141,074,436	4,963,322	8,106,927
Ronald L. Havner, Jr.	142,997,883	3,040,175	8,106,927
Tamara Hughes Gustavson	135,646,110	10,931,547	8,106,927
Uri P. Harkham	143,555,511	2,482,547	8,106,927
B. Wayne Hughes, Jr.	140,114,265	5,923,793	8,106,927
Avedick B. Poladian	144,689,924	1,347,733	8,106,927
Gary E. Pruitt	144,270,826	1,767,232	8,106,927
Ronald P. Spogli	144,381,129	1,656,929	8,106,927
Daniel C. Staton	143,440,891	2,596,766	8,106,927

2. The shareholders ratified the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstain	Broker Non-Votes
151,936,906	2,060,825	146,330	-0-

3. The shareholders approved the advisory vote on executive compensation:

Votes For	Votes Against	Abstain	Broker Non-Votes
145,096,793	789,121	151,743	8,106,927

4. The shareholders approved holding future advisory votes on executive compensation annually:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
95,380,310	603,724	49,941,693	103,059	8,106,927

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 6, 2011

PUBLIC STORAGE

By: /s/ Stephanie Heim
Stephanie Heim
Vice President